Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-196136, 333-193776, 333-186549, 333-179931, 333-173887, 333-165206, 333-158921, 333-150546 and 333-143561) of Infinera Corporation of our report dated June 6, 2015 relating to the financial statements of Transmode AB, which appears in this Current Report on Form 8-K/A of Infinera Corporation.

PricewaterhouseCoopersAB

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden

August 20, 2015